Exhibit 99.1

Coach, Inc. to Change Its Name to Tapestry, Inc.

NEW YORK--(BUSINESS WIRE)--October 11, 2017--Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that it will be changing its name to Tapestry, Inc., (NYSE:TPR) effective October 31, 2017.

Victor Luis, Chief Executive Officer of Coach, Inc., said, “Three years ago we laid out our vision to transform Coach and announced our intention to grow beyond the Coach brand. Through the execution of our strategic plan and with the acquisitions of Stuart Weitzman in 2015 and Kate Spade & Company just this summer, we have realized these goals. We are now at a defining moment in our corporate reinvention, having evolved from a mono-brand specialty retailer to a true house of emotional, desirable brands, all leveraging our strong operational foundation. Each of our brands has a unique proposition, fulfilling different fashion sensibilities and emotional needs within the very attractive and growing $80 billion global market for premium handbag and accessories, footwear and outerwear. At the same time, our brands are also built upon the shared values of optimism, inclusivity and innovation.

“We searched for a name to reflect these values while also expressing the cultural diversity of our people and our brands for today and tomorrow. In Tapestry, we found a name that speaks to creativity, craftsmanship, authenticity and inclusivity on a shared platform and values. As such, we believe that Tapestry can grow with our portfolio and with our current brands as they extend into new categories and markets. The name embodies our creative brand-led and consumer-focused business, while also representing the deep heritage of the group. Most importantly, we are establishing a strong and distinct corporate identity, which enables our brands to express their individual personalities and unique language to consumers.”

The leadership team at Coach, Inc. partnered with renowned brand agency, Carbone Smolan Agency on all aspects of the rebrand.

Coach, Inc. will become Tapestry, Inc. on October 31, 2017. It is a New York-based house of modern luxury lifestyle brands. The company’s portfolio includes Coach, kate spade new york and Stuart Weitzman. Our company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The company’s common stock is traded on the New York Stock Exchange under the symbol COH, which will change to TPR on October 31, 2017. The company’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management's current expectations. Forward looking statements include, but are not limited to, statements about the consummation and timing of the proposed name change and the anticipated benefits thereof, as well as statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” “believe,” “establish,” "expect," "intend," "anticipate," “leveraging,” “plan,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, etc. Please refer to Coach Inc.’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Analysts & Media:
For Coach, Inc.:
Andrea Shaw Resnick, 212-629-2618
Global Head of Investor Relations and Corporate Communications
or
Christina Colone, 212-946-7252
Senior Director, Investor Relations